UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Agreement

Development Agreement

On June 18, 2020, Kisses From Italy-Franchising LLC, a Florida limited liability company (the “Franchising LLC”) and a wholly-owned operating subsidiary of Kisses From Italy Inc., a Florida corporation (the “Company”), entered into a multi-unit development agreement (the “Agreement”) with Demasar Management Inc., a Canadian corporation (“Developer”), pursuant to which, among other things, the Franchising LLC granted development rights to open and operate up to 100 Kisses From Italy Italian restaurants in Canada using the Franchising LLC’s proprietary recipes, formulae, techniques, trade dress, trademarks and logos (each a “Restaurant”) at locations approved by the Franchising LLC. Under the Agreement, Developer is obligated to open a minimum of 20 restaurants by June 17, 2025. Each Restaurant will be operated pursuant to a franchise agreement. Provided Developer is not in default under the Agreement, the Franchising LLC will not establish or provide franchise rights to a Restaurant in Canada to other than Developer during the term of the Agreement.

Under the Agreement, Developer is responsible, at its expense, for locating potential sites for Restaurants. The Franchising LLC has 30 days to approve such site and Developer will have ten days after receiving such approval to execute a franchise agreement.

Unless sooner terminated in accordance with the terms of the Agreement, the Agreement will terminate on the date the last Restaurant is opened.

If the Franchising LLC desires to operate additional Restaurants in Canada and Developer has opened a minimum of 20 Restaurants and has complied with the terms of its franchise agreements, Developer will have a right of first refusal to obtain the development rights to such additional Restaurants.

The Franchising LLC may terminate the Agreement if an event of default as set forth in the Agreement occurs.

If Developer receives a bona fide offer from an unaffiliated third party to purchase Developer’s rights under the Agreement, the Franchising LLC will have the option, exercisable for 30 days to purchase such business, If the Franchising LLC does not exercise such option, Developer may sell its rights to said third party and must pay a $5,000 transfer fee to the Franchising LLC.

During the term of the Agreement, Developer will not divert any business or customers to a competitor or take any act injurious or prejudicial to the Franchising LLC’s goodwill or engage or have any interest in a competitive restaurant or food service business. For two years after the termination or expiration of the Agreement, Developer will not own, maintain, advise, help, invest in, make loans to, be employed by, engage in or have any interest in any competitive business located within 20 miles of any Kisses From Italy restaurant.

Also, in connection with the Development Agreement, the Company and Developer will share profits for all locations developed and agreed to an allocation of franchise royalties.

Distribution – Financing - Lead Generation Agreement

On June 17, 2020, the Company entered into a five-year distribution-financing-lead generation agreement (“Advisory Agreement”) with Denis Senecal (the "Agent") pursuant to which the Agent will provide business development, financial advisory and franchise lead generation services to the Company. In consideration therefor, simultaneously with the signing of the Advisory Agreement, the Company issued 9,500,000 shares of its common stock to the Agent. Such common stock has “piggyback” registration rights for one year from the date of issuance for one registration statement. The Advisory Agreement will automatically be renewed for an additional five-year term unless either party notifies the other within 180 days prior to the expiration of the initial term that it desires not to renew the Agreement.

The foregoing description of the Development Agreement and the Advisory Agreement are qualified in their entirety by reference to the full text of such Agreements, copies of which are attached hereto as Exhibit 10.6 and Exhibit 10.7 and are incorporated herein in their entirety by reference.

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Item 3.02 - Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale by the Company of its shares of common stock were made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act.

Item 7.01 - Regulation FD Disclosure.

On June 23, 2020, Kisses From Italy, Inc. issued a press release announcing the execution of the Development Agreement. The text of the release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.6	Multi-Unit Development Agreement, dated June 18, 2020, between Kisses From Italy-Franchising LLC and Demasar Management Inc.

10.7	Distribution – Financing - Lead Generation Agreement, dated June 18, 2020 between the Company and Denis Senecal

10.8	Registration Rights Agreement, dated June 18, 2020, between the Company and Denis Senecal

99.1	Press Release, dated June 23, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2020	KISSES FROM ITALY INC.

	By:	/s/ Claudio Ferri
Claudio Ferri Chief Executive Officer

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